CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this registration statement of our report dated June 17, 2002 on the financial statements for Rub A Dub Soap, Inc. as of the period from inception (September 28, 2001) to May 31, 2002, and to references to our firm as accounting and auditing experts in the prospectus.




Denver, Colorado
October 11, 2002

                                                         /s/Comiskey & Company
                                                      PROFESSIONAL CORPORATION